Exhibit 99.2

May 2005 Company Fact Sheet

ALLIS-CHALMERS ENERGY INC. AMEX: ALY

We’re All about Service

WWW.ALCHENERGY.COM

Investor Considerations:

•	Positioned in High-Growth Niche Markets. Allis-Chalmers strategically pursues markets that are growing faster than the oilfield services industry.

•	Positive Industry Backdrop. Approximately 80%-85% of ALY’s revenue is derived from natural gas drilling activities. With national average gas prices in 2004 nearly twice that of 2002, natural gas drilling activity has moved to record highs. With industry-wide predictions of a further 8%-12% increase in overall E&P spending in 2005, the Company believes industry demand for its drilling services will continue to remain strong.

•	Established Growth Track Record. Since its effective inception in 2001, ALY has grown its total revenues at an average annual rate of 115%, principally driven through strategic acquisition. Likewise, EBITDA5) has grown from a slight loss in 2001 to $7.8 million in 2004.

•	Growth Continuing into 2005. Excluding any benefit from future acquisitions, and using the midpoint of its 2005 guidance, Allis-Chalmers expects to achieve annual growth in 2005 of over 80% in revenues, a doubling of EBITDA, and potentially five-times the diluted EPS results of 2004.

•	Proven Acquisition Expertise. Management has successfully acquired and integrated nine organizations over the last four years. Given the highly fragmented nature of the oilfield service industry, strategic acquisitions are expected to remain a key driver fueling long term earnings growth.

•	Improving Balance Sheet. ALY strengthened its balance sheet in 2004 bringing its net debt to capital below 40% at year-end 2004 from 87% at year-end 2003. Financial flexibility was also improved in late 2004 and early 2005, which both increased and extended its credit line through year-end 2008.

•	Attractive Relative Valuation. Despite its growth track record, healthier balance sheet and robust outlook, ALY has underperformed the broad oil service index by 30% since being listed on the American Stock Exchange. Based on the midpoint of its 2005 guidance, ALY is trading at 12.4x 2005 diluted EPS, a material 35% discount to the 19.0x 2005 P/E average of its oil service comparison group.

Price (May 6, 2005)	$4.52

Stock Data

Symbol / Exchange:	ALY / AMEX
52-Week Range:	$1.75-$10.25
Diluted Shares Outstanding 1):	17.8 mm

Market Capitalization:	$80mm
Total Enterprise Value (TEV) 2):	$107mm

Avg. Daily Stock Volume (2005):	19,600

Insider Ownership 3):	54.4%
Public Float:	45.6%
Institutional Ownership 4):	26.8%

Financial Data & Guidance (FY Dec; 12/31/04 audited)

Select Income Statement:	2004	2005E 5)

Revenues:	$47.7 mm	$87.6 mm
EBITDA 6):	$7.8 mm	$15.9 mm
Diluted EPS:	$0.07	$0.37
TEV / EBITDA:	13.7x	6.8x
P / E:	64.6x	12.4x

Select Balance Sheet:	2004	1Q05

Total Cash:	$7.3 mm	$6.0 mm
Total Debt:	$30.5 mm	$32.9 mm
Total Stockholders’ Equity:	$35.1 mm	$36.7 mm
Net Debt / Net Capital:	39.7%	42.3%

Business Composition

EBITDA Mix	2004	2005E5)

Casing Services:	44%	32%
Directional Drilling:	33%	32%
Compressed Air Drilling:	23%	19%
Production Services:	0%	9%
Rental Tools:	0%	8%

Stock Price (Sep 2004 7) - Present)

1)	Diluted shares reflect average outstanding as of first quarter 2005. At May 3, 2005 there were 13,852,797 basic shares of common stock outstanding.

2)	Total Enterprise Value (TEV) is defined as current Market Capitalization, plus Total Debt, less Total Cash as of the latest financial filing with the SEC.

3)	Represents executive officers and directors as disclosed in SEC Form 424B3 filing March 10, 2005.

4)	As tracked by Thomson Financial, excluding insider ownership by Energy Spectrum.

5)	Based on midpoint of 2005E company guidance range which is detailed in last page of Fact Sheet.

6)	EBITDA is a non-GAAP financial measure; see last page of Fact Sheet for Reg. G Reconciliation.

7)	Stock price history since listing on the American Stock Exchange, September 13, 2004.

©2005 Allis-Chalmers Energy Inc. All Rights Reserved.

Fact Sheet	May 2005

OUR SHARED VISION

Allis-Chalmers Energy Inc. is a multi-faceted oilfield services company. ALY’s objective is to provide its oil and gas customers the most technologically advanced equipment and operating personnel in the most productive, safe and cost effective manner.

The Company provides its services both on land and offshore to operators in the United States, Mexico and most recently the Middle East. In achieving excellence in all aspects of its operations, the Company strives to be the “first call” when its services are required, helping to mitigate sector cycles in the process.

The services provided will continue to grow through strategic acquisitions, geographic expansion and diversification in all aspects of the upstream drilling and production market. The Company’s goal is to achieve a leading position in markets that are growing faster than the oilfield services industry overall.

Allis-Chalmers is committed to maintaining the highest ethical standards in all aspects of its business, and is committed to investor transparency. The Company also recognizes that its people are its greatest assets, and is dedicated to making all of its employees proud shareholders of Allis-Chalmers Energy.

TAKING ADVANTAGE

In early 2000, Munawar (Micki) Hidayatallah founded OilQuip Rentals to serve an oil industry that he believed was in the midst of a long term bullish cycle. Over the last five years, he and his team have consummated nine acquisitions, including the reverse merger of Allis-Chalmers in May 2001. Over the same time, the highest natural gas and crude oil prices in over 20 years have driven industry drilling activity to record levels; this is especially true for natural gas, which is nearing three times the drilling rigs running than were running in early 2000. Currently, ALY receives 80%-85% of its revenues from gas drilling services; however, most of its services can be utilized for either gas or oil drilling activity.

The execution of its marketing strategy has enabled Allis-Chalmers to obtain an increase in revenues between 2002 and 2004 that is greater than the growth in the active rig count. Looking forward, ALY expects to remain a high-growth company with projected revenue growth of 70%-100% in 2005 over 2004, excluding future acquisitions.

As Allis-Chalmers builds a successful long term track record with investors – as it has operationally done with its customers – it is confident its material valuation discount to its peer group will decline, unlocking the inherent value in ALY.

COMPANY OVERVIEW

Since the Company’s reverse merger with OilQuip in 2001, Allis-Chalmers has built a balanced and diversified portfolio of oilfield service companies. Key to this has been management’s ability to successfully, and repeatedly, acquire and integrate strategic and complementary skill-sets. To date, nine such acquisitions have been made, including two in 2005. ALY expects it will continue to grow organically through increased service offerings in its operating locations as well as through targeted, strategic acquisitions.

The Company’s operations are carried out in five primary business lines. Each operation has its own technical expertise and historical success, along with a common commitment to providing its customers with the highest quality equipment and services. ALY’s five business sectors follow:

1)      Directional & Horizontal Drilling:

Led by Strata Directional Technology, this segment provides directional, horizontal and “measurement while drilling” services to oil and gas companies operating on both land and offshore in the domestic United States.

2)      Casing & Tubing:

This segment supplies specialized equipment and trained operators to install casing and tubing, change out drill pipe and retrieve production tubing for both onshore and offshore drilling and workover operations in Texas, the Gulf Coast and Mexico.

3)      Compressed Air Drilling:

AirComp LLC comprises the Compressed Air Drilling segment which provides compressed air and related products and services for the air drilling, workover, completion, and transmission segments of the oil, gas and geothermal industries. AirComp LLC is a 55% owned joint-venture.

4)      Production Services:

Production Services provides chemical injection techniques and installation of capillary coil tubing to increase production in producing oil and gas wells. ALY started this segment with the purchase of Downhole Injection Systems in December 2004, and expanded its capabilities with the recent purchase of Capcoil in May 2005.

5)      Rental Tools :

The Rental Tools segment provides specialty rental tools for the oil and gas industry, such as supplying spiral heavy weight drill pipe. ALY initiated this segment with the purchase of Safco in September 2004, and expanded its market presence with the purchase of Delta in April 2005.

Page 2	©2005 Allis-Chalmers Energy Inc. All Rights Reserved.

Fact Sheet	May 2005

TAKING ADVANTAGE OF RECORD DRILLING ACTIVITY & BUSINESS EXECUTION…

…TO ACHIEVE SIGNIFICANT GROWTH IN ITS NICHE MARKETS.

AN ATTRACTIVE VALUE PROPOSITION

Relative Stock Price Performance (Sep 2004 3) - Present)	Relative Valuation to Blended Oil Service Group
Company (Ticker)	Stock Price 5/6/05	TEV 5) $MM	2005E 4)

			EPS $/sh	EBITDA $MM	P/E	TEV/ EBITDA

Baker Hughes (BHI)	$45.11	$16,099	$2.23	$1,571	20.2x	10.2x
BJ Services 6) (BJS)	$49.75	$8,160	$2.49	$741	20.0x	11.0x
Core Labs (CLB)	$24.49	$791	$1.42	$80	17.2x	9.9x
Grant Prideco (GRP)	$24.11	$3,495	$1.27	$311	19.0x	11.2x
Hydril (HYDL)	$53.25	$1,215	$2.68	$105	19.9x	11.6x
Oil States Int’l (OIS)	$23.56	$1,390	$1.37	$157	17.2x	8.9x
Smith Int’l (SII)	$59.57	$6,466	$2.73	$669	21.8x	9.7x
Superior Energy (SPN)	$15.68	$1,432	$0.99	$221	15.8x	6.5x
Weatherford Int’l (WFT)	$52.91	$8,976	$2.61	$848	20.3x	10.6x
W-H Energy (WHQ)	$23.58	$835	$1.26	$122	18.7x	6.8x
Average					19.0x	9.6x
Allis-Chalmers (ALY)	$4.52	$107	$0.37	$15.9	12.4x	6.8x
Relative Valuation					-35%	-30%

1)	Source: Baker Hughes

2)	EBITDA is a non-GAAP financial measure; see last page for Regulation G GAAP reconciliation and published 2005 Company guidance.

3)	Relative performance history since listing on the American Stock Exchange, September 13, 2004.

4)	2005E EPS and EBITDA represent mean of Wall Street expectations as compiled by Thomson/First Call. 2005E EPS and EBITDA for ALY is based on the midpoint of 2005 Company guidance; there is no guarantee, however, that the Company will achieve the result of such estimates.

5)	Total Enterprise Value is defined as market capitalization (using diluted shares outstanding) plus total debt less total cash as of latest SEC filing available.

6)	Fiscal Year September

©2005 Allis-Chalmers Energy Inc. All Rights Reserved.	Page 3

Allis-Chalmers Energy Inc.
AMEX: ALY

Corporate Headquarters
5075 Westheimer, Suite 890
Houston, Texas, 77056
United States of America
713-369-0550
ir@alchenergy.com

Reader Advisory and Forward Looking Statements

This Fact Sheet is presented as a brief company overview for the information of investors, analysts and other parties with an interest in Allis-Chalmers Energy Inc. (herein referred to as “the Company”, “Allis-Chalmers” and by its stock exchange ticker, “ALY”). The management of Allis-Chalmers hopes that this Fact Sheet will encourage analysts and investors to investigate more about the Company through its Securities and Exchange Commission (SEC) filings, press releases and other public materials. This Fact Sheet does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company. This Fact Sheet contains forward-looking statements, including, in particular, statements about ALY’s plans, strategies and prospects. These statements are based on the Company’s current assumptions, expectations and projections about future events, which are subject to a wide range of business risks. The Company encourages investors to review the information regarding the risks inherent to Allis-Chalmers and the energy industry in which it operates, as described in its Form 10-K for the year ended December 31, 2004, a copy of which is available free of charge over the Internet at the SEC’s website (http://www.sec.gov). This Fact Sheet does not purport to be all-inclusive or to contain all of the information that a reader may desire as to the structure or the affairs of the Company. Although the Company believes that the assumptions reflected in these forward-looking statements are reasonable, the Company can give no assurance that these assumptions will prove to be correct or that financial or market forecasts, savings or other benefits anticipated in the forward-looking statements will be achieved. Forward-looking statements are not guarantees of future performance and actual results may differ materially from those projected. The information contained in this Fact Sheet is only current as of its date, and the Company undertakes no obligation to update this Fact Sheet.

REGULATION G EBITDA RECONCILIATION & 2005 COMPANY GUIDANCE

This Fact Sheet contains references to the non-GAAP financial measure of Earnings (net income) before Interest, Taxes, Depreciation, and Amortization, or EBITDA. Reconciliations of this financial measure to the most directly comparable GAAP financial measure are provided in the table below. Management believes EBITDA is useful to an investor in evaluating ALY’s operating performance because it is widely used by investors in the energy industry to measure a company’s operating performance, it helps investors more meaningfully evaluate and compare the results of the Company’s operations from period to period by removing the impact of the Company’s capital structure and asset base from ALY’s operating results and it is used by management as a measure of operating performance, in presentations to its board of directors, as a basis for strategic planning and forecasting and as a component for setting incentive compensation.

Reconciliation of EBITDA to GAAP Net Income (Loss) ($mm)

	Historical Results				Company Guidance

Year Ended December 31,	2001	2002	2003	2004	2005E1)	2005E1)

					Lo case	Hi Case

Consolidated EBITDA (loss)	($ 0.3)	$1.4	$5.6	$7.8	$14.2	$17.5
Depreciation and amortization	1.1	2.6	2.9	3.6	6.0	6.0

GAAP Income / (loss) from operations	($ 1.4)	($ 1.2)	$2.6	$4.2	$8.2	$11.5
Interest expense, net	0.9	2.3	2.5	2.8	2.2	2.2
Income taxes	0.0	0.3	0.4	0.5	0.6	0.7
Gains on asset sales & litigation	0.0	0.0	3.4	0.0	0.1	0.1
Minority Interest, other expense & dividends	0.0	0.7	1.0	0.2	0.6	0.7

Net income (loss) from continuing operations	(2.3)	(4.3	2.3	0.8	$4.9	$8.0
(Loss) from discontinued operations & (Loss) from sale of discontinued operations	(2.3)	0.0	0.0	0.0	0	0

Net income (loss) to common	($ 4.6)	($ 4.3)	$2.3	$0.8	$5.0	$8.1

Weighted Average Diluted Shares O/S (mm)	0.8	3.8	5.8	12.0	18.0	18.0
Diluted EPS	($5.75)	($1.14)	$0.39	$0.07	$0.28	$0.45

——————————————————
1) Based on published 2005 Company guidance range.

©2005 Allis-Chalmers Energy Inc. All Rights Reserved.